SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2005

SYNIVERSE HOLDINGS, LLC

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	333-88168-1 333-88168	30-0041664 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Tampa City Center, Suite 700

Tampa, Florida 33602

Telephone: (813) 273-3000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On February 10, 2005, Syniverse Technologies, Inc. issued a press release announcing that approximately $102 million aggregate principal amount of its 12 3/4% Senior Subordinated Notes due 2009 (the “Notes”) were validly tendered prior to 5:00 p.m., New York City time, on February 9, 2005 (the “Early Tender Date”) pursuant to its previously announced tender offer for up to $85,750,000 aggregate principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 as is incorporated herein by reference.

In addition, on February 10, 2005, Syniverse Holdings, Inc. issued a press release announcing its initial public offering of 17,620,000 shares of its common stock at a price of $16.00 per share by an underwriting group managed by Lehman Brothers Inc. and Goldman, Sachs & Co. and co-managed by Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc., Robert W. Baird & Co. Incorporated, Friedman, Billings, Ramsey & Co., Inc. and Raymond James & Associates, Inc. A copy of the press release is attached hereto as Exhibit 99.2 as is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release issued by Syniverse Technologies, Inc. on February 10, 2005.

99.2	Press release issued by Syniverse Holdings, Inc. on February 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: February 9, 2005

SYNIVERSE HOLDINGS, LLC (Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

SYNIVERSE TECHNOLOGIES, INC. (Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Press release issued by Syniverse Technologies, Inc. on February 10, 2005.

99.2*	Press release issued by Syniverse Holdings, Inc. on February 10, 2005.

*	Filed herewith electronically.